                                                                    EXHIBIT 12.1




                    EOP OPERATING LIMITED PARTNERSHIP AND
                          EQUITY OFFICE PREDECESSORS
                  STATEMENTS REGARDING COMPUTATION OF RATIOS
                              (DOLLARS IN 000'S)




                                                                        Equity Office
                                                                        Predecessors
                                                   EOP Operating          Combined           EOP Operating          Equity Office
                                               Limited Partnership       Historical       Limited Partnership     Predecessors for
                                                   for the six          for the six          for the period        the period from
                                                   months ended         months ended      from July 11, 1997     January 1,, 1997
                                                  June 30, 1998         June 30, 1998     to Dec. 31, 1997       to July 10, 1997
                                                ------------------    -----------------   ------------------     ------------------
Net income before preferred dividends,              $  187,355           $   49,387          $   94,962          $     49,173
gains from sales of property, provision for
value impairment, taxes and extraordinary items



Plus Fixed Charges:
Interest expense                                       145,954               76,301              76,675                80,481
Interest expense from unconsolidated subsidiaries        4,126                   --                  --                    --
Loan amortization cost                                   3,545                1,954               4,179                 2,771
                                                    ----------           ----------          ----------          ------------

Earnings                                            $  340,980           $  127,642          $  175,816          $    132,425
                                                    ==========           ==========          ==========          ============
Fixed Charges:

Interest expense                                    $  145,954           $   76,301          $   76,675          $     80,481
Interest expense from unconsolidated subsidiaries        4,126                   --                  --                    --
Capitalized interest                                     6,465                3,476               1,890                 3,669
Loan amortization cost                                   3,545                1,954               4,179                 2,771
Preferred dividends                                     14,703                   --                 649                    --
                                                    ----------           ----------          ----------          ------------
Total Fixed Charges                                 $  174,793           $   81,731          $   83,393          $     86,921
                                                    ==========           ==========          ==========          ============
Ratio of Fixed Charges to Earnings                        1.95                 1.56                2.11                  1.52
                                                    ==========           ==========          ==========          ============

                                                                             Equity Office Predecessors
                                                                                Combined Historical
                                                                                Years Ended December 31,
                                                        1996                 1995                1994          1993         1992
                                                        -------------------------------------------------------------------------
Net income before preferred dividends,              $   68,087           $   23,436          $   14,857     $   8,471   $   6,330
gains from sales of property, provision for
value impairment, taxes and extraordinary items


Plus Fixed Charges;
Interest expense                                       119,595              100,566              59,316        36,755      25,775
Interest expense from unconsolidated subsidiaries           --                   --                  --            --          --
Loan amortization cost                                   4,275                2,025               1,568           636         500
                                                    ----------           ----------          ----------     ---------   ---------
Earnings                                            $  191,957           $  126,027          $   75,741     $  45,862   $  32,605
                                                    ==========           ==========          ==========     =========   =========

Fixed Charges:

Interest expense                                   $   119,595           $  100,566          $   59,316     $  36,755  $   25,775
Interest expense from unconsolidated subsidiaries           --                   --                  --            --          --
Capitalized interest                                     4,640                1,682                  --            --          --
Loan amortization cost                                   4,275                2,025               1,568           636         500
Preferred dividends                                         --                   --                  --            --          --
                                                    ----------           ----------          ----------     ---------   ---------
Total Fixed Charges                                 $  128,610           $  104,273          $   60,884     $  37,391   $  26,275
                                                    ==========           ==========          ==========     =========   =========
Ratio of Fixed Charges to Earnings                        1.49                 1.21                1.24          1.23        1.24
                                                    ==========           ==========          ==========     =========   =========

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